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                                  EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (the "Merger Agreement"), dated as of September 8, 1997, by and between Nashville Country Club, Inc., a Tennessee corporation ("NCCI") and TBA Entertainment Corporation, a Delaware corporation ("TBA").

                              W I T N E S S E T H:

         WHEREAS, NCCI is a corporation duly organized and existing under the laws of the State of Tennessee, having at the date hereof authorized capital stock consisting of (a) 20,000,000 shares of common stock, no par value per share ("NCCI Common Stock"), of which as of September 8, 1997, 8,000,275 shares were issued and outstanding; and (b) 1,000,000 shares of preferred stock, no par value per share ("NCCI Preferred Stock"), of which as of September 8, 1997, 334,285 shares were issued and outstanding; and in addition had, as of September 8, 1997, 5,388,652 shares of NCCI Common Stock reserved for issuance pursuant to options and pursuant to exercise of outstanding warrants to purchase NCCI Common Stock; and

         WHEREAS, TBA is a corporation duly organized and existing under the laws of the State of Delaware having at the date hereof authorized capital stock of (a) 20,000,000 shares of common stock, par value $.001 per share ("TBA Common Stock"), of which 1,000 shares have been issued to, and are owned by, NCCI, and (b) 1,000,000 shares of Preferred Stock, par value $.001 per share ("TBA Preferred Stock"), none of which are issued and outstanding;

         WHEREAS, NCCI and TBA desire that NCCI merge with and into TBA and that TBA shall continue as the surviving corporation in such merger upon the terms and subject to the conditions herein set forth and in accordance with the laws of the State of Delaware and the laws of the State of Tennessee (the "Merger"); and

         WHEREAS, the Merger is intended to qualify as a "reorganization" within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, in consideration of the premises and mutual agreements, provisions and covenants contained herein, and subject to the terms and conditions hereof, the parties hereto do hereby agree as follows:





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                                   ARTICLE I

                         PRINCIPAL TERMS OF THE MERGER

         Section 1.1. Merger of NCCI into TBA. At the Effective Time of the Merger (as defined in Section 1.2 hereof), NCCI shall merge with and into TBA in accordance with the Tennessee Business Corporation Act (the "TBCA") and the General Corporation Law of the State of Delaware (the "DGCL"). The separate existence of NCCI shall thereupon cease and TBA shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware under the name of TBA Entertainment Corporation.

         Section 1.2. Effective Time of the Merger. The Merger shall become effective as of the date and time (the "Effective Time of the Merger") the following actions are completed: (a) an appropriate certificate of merger is filed with the Secretary of State of the State of Tennessee in accordance with the TBCA and (b) an appropriate certificate of merger is filed with the Secretary of the State of Delaware in accordance with the DGCL.

         Section 1.3. Effects of the Merger. At the Effective Time of the Merger, the Merger shall have the effects specified in the TBCA, the DGCL and this Merger Agreement.

         Section 1.4. Bylaws. At the Effective Time of the Merger, the Bylaws of TBA as in effect immediately prior to the Effective Time of the Merger shall become the Bylaws of the Surviving Corporation until duly amended in accordance with their terms and as provided by the DGCL.

         Section 1.5. Directors and Officers. At the Effective Time of the Merger, the directors and officers of TBA in office at the Effective Time of the Merger shall become the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation and the DGCL, until his or her successor is duly elected or appointed and shall qualify.

                                   ARTICLE II

                          CERTIFICATE OF INCORPORATION
                          OF THE SURVIVING CORPORATION

         At the Effective Time of the Merger, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of TBA.





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                                  ARTICLE III

                        CONVERSION AND EXCHANGE OF STOCK

         Section 3.1. Conversion. At the Effective Time of the Merger, each of the following transactions shall be deemed to occur simultaneously:

         (a) Each share of NCCI Common Stock issued and outstanding, or held in treasury, immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of TBA Common Stock.

         (b) Each share of NCCI Preferred Stock issued and outstanding, or held in treasury, immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of TBA Preferred Stock.

         (c) Each option to purchase shares of NCCI Common Stock outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase, upon the same terms and conditions, the number of shares of TBA Common Stock which is equal to the number of shares of NCCI Common Stock which the optionee would have received had the optionee exercised such option in full immediately prior to the Effective Time of the Merger (whether or not such option was then exercisable). The exercise price per share under each of said options shall be equal to the exercise price per share thereunder immediately prior to the Effective Time of the Merger.

         (d) Each warrant to purchase shares of NCCI Common Stock outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a warrant to purchase, upon the same terms and conditions, the number of shares of TBA Common Stock which is equal to the number of shares of NCCI Common Stock which the warrant holder would have received had the warrant holder exercised such warrant in full immediately prior to the Effective Time of the Merger (whether or not such warrant was then exercisable). The exercise price per share under each of said warrants shall be equal to the exercise price per share thereunder immediately prior to the Effective Time of the Merger.

         (e) Each share of TBA Common Stock issued and outstanding immediately prior to the Effective Time of the Merger and held by NCCI shall be cancelled without any consideration being issued or paid therefor.

         Section 3.2. Exchange. (a) After the Effective Time of the Merger, each certificate theretofore representing issued and outstanding shares of NCCI Common Stock shall represent the same number of shares of TBA Common Stock, and each certificate theretofore representing





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issued and outstanding shares of NCCI Preferred Stock shall represent the same number of shares of TBA Preferred Stock.

         (b) At any time on or after the Effective Time of the Merger, any holder of certificates theretofore evidencing ownership of shares of NCCI Common Stock or NCCI Preferred Stock will be entitled, upon surrender of such certificates to the transfer agent of the Surviving Corporation, to receive in exchange therefor one or more new stock certificates evidencing ownership of the number of shares of TBA Common Stock or TBA Preferred Stock, respectively, into which such NCCI Common Stock or NCCI Preferred Stock shall have been converted in the Merger. If any certificate representing shares of TBA Common Stock or TBA Preferred Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the transfer agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of TBA Common Stock in any name other than that of the registered holder of the certificate surrendered, or otherwise required, or shall establish to the satisfaction of the transfer agent that such tax has been paid or is not payable.

                                   ARTICLE IV

                    EMPLOYEE BENEFIT, INCENTIVE COMPENSATION
                       AND EMPLOYEE STOCK PURCHASE PLANS

         At the Effective Time of the Merger, each employee benefit plan, incentive compensation plan, employee stock purchase plan and other similar plans to which NCCI is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee benefit plan, incentive compensation plan, employee stock purchase plan or other similar plan of NCCI or any of its subsidiaries provides for the issuance or purchase of, or otherwise relates to, NCCI Common Stock, after the Effective Time of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, TBA Common Stock.

                                   ARTICLE V

                                   CONDITIONS

         Consummation of the Merger is subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions:

         Section 5.1. Shareholder Approval. This Merger Agreement and the Merger shall have been adopted and approved by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the record date fixed for determining the shareholders of NCCI entitled to vote thereon (the "Record Date"). This Agreement and the Merger shall also have





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been adopted and approved by NCCI as the holder of all the outstanding shares of TBA Common Stock prior to the Effective Time of the Merger.

         Section 5.2. Third Party Consents. NCCI shall have received all required consents to and approvals of the Merger.

         Section 5.3. Quotation on Nasdaq National Market. The shares of TBA Common Stock to be issued in the Merger, or reserved for issuance immediately after the Effective Time of the Merger, and the redeemable warrants to purchase shares of TBA Common Stock to be issued in the Merger in exchange for redeemable warrants of NCCI shall have been approved for quotation, subject to official notice of issuance, on the Nasdaq National Market.

         Section 5.4. Opinion as to Tax Matters. NCCI shall have received an opinion of Winstead Sechrest & Minick P.C., counsel to NCCI, with respect to the tax consequences of the Merger, in form and substance satisfactory to NCCI.

                                   ARTICLE VI

                                 MISCELLANEOUS

         Section 6.1. Amendment. This Merger Agreement may be amended, modified or supplemented in whole or in part, at any time prior to the Effective Time of the Merger with the mutual consent of the Boards of Directors of the parties hereto; provided, however, that the Merger Agreement may not be amended after it has been adopted by the shareholders of NCCI in any manner which, in the judgment of the Board of Directors of NCCI, would have a material adverse effect on the rights of such shareholders or in any manner not permitted under applicable law.

         Section 6.2. Termination. This Merger Agreement may be terminated or abandoned by the parties hereto at any time prior to the filing of the certificate of merger notwithstanding approval of this Merger Agreement by the shareholders of either or both of NCCI or TBA.

         Section 6.3. Necessary Actions, etc. If at any date after the Effective Time of the Merger, the Surviving Corporation shall consider that any assignments, transfers, deeds or other assurances in law are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to any property or rights of NCCI, NCCI and its officers and directors at the Effective Time of the Merger shall execute and deliver such documents and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation, and the officers and directors of the Surviving Corporation are fully authorized in the name of NCCI or otherwise to take any and all such action.

         Section 6.4. Counterparts. This Merger Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.





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         Section 6.5.  Descriptive Headings.  The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Merger Agreement.

         Section 6.6. Governing Law. This Merger Agreement shall be construed in accordance with the laws of the State of Tennessee, except to the extent the laws of the State of Delaware shall mandatorily apply to the Merger.


         IN WITNESS WHEREOF, the undersigned officers of each of the parties to this Merger Agreement, pursuant to authority duly given by their respective Boards of Directors, have caused this Merger Agreement to be duly executed.

                                         NASHVILLE COUNTRY CLUB, INC.



                                         By:   /s/ Thomas J. Weaver III
                                            -------------------------------
                                               Thomas J. Weaver III, President

Attest:

 /s/ Lisa Bebee
-------------------------------

                                         TBA ENTERTAINMENT CORPORATION



                                         By:   /s/ Thomas J. Weaver III
                                            -------------------------------
                                               Thomas J. Weaver III,
                                               Chief Executive Officer

Attest:

 /s/ Lisa Bebee
-------------------------------





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                                  CERTIFICATES


         The undersigned, Assistant Secretary of TBA Entertainment Corporation, a Delaware corporation, hereby certifies, pursuant to Section 252(c) of the General Corporation Law of the State of Delaware, that the foregoing Agreement and Plan of Merger to which this Certificate is attached, after having been first duly signed on behalf of TBA Entertainment Corporation, by its Chief Executive Officer and attested to by its Secretary, was duly submitted to the sole stockholder of TBA Entertainment Corporation for the purpose of considering and acting upon said Agreement and Plan of Merger, on the 8th day of September, 1997, and at said meeting said Agreement and Plan of Merger was adopted by the sole stockholder of TBA Entertainment Corporation, in accordance with the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 8th day of September, 1997.


                                                    /s/ Randall E. Roberts
                                                   ---------------------------
                                                   Assistant Secretary


         The undersigned, Assistant Secretary of Nashville Country Club, Inc., a Tennessee corporation, hereby certifies, pursuant to Section 252(c) of the General Corporation Law of the State of Delaware, that the foregoing Agreement and Plan of Merger to which this Certificate is attached, after having been first duly signed on behalf of Nashville Country Club, Inc. by its President and attested to by its Secretary, was duly submitted to the shareholders of Nashville Country Club, Inc. at a meeting thereof called for the purpose of considering and acting upon said Agreement and Plan of Merger, held after due notice on the 8th day of September, 1997, and that at said meeting said Agreement and Plan of Merger was adopted by the shareholders of Nashville Country Club, Inc. in accordance with the Tennessee Business Corporation Act.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 8th day of September, 1997.

                                                    /s/ Randall E. Roberts
                                                   ---------------------------
                                                   Assistant Secretary





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